Exhibit 99.1

Intuitive Machines Reports Fourth Quarter and Full-Year 2024 Financial Results

Houston, TX, March 24, 2025 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a leading space technology, infrastructure, and services company, today announced its financial results for the fourth quarter and full-year ended December 31, 2024.

Intuitive Machines CEO Steve Altemus said, “Just two years ago, we became a public company with a bold vision for the future. Over the past year, we’ve deliberately positioned ourselves for long-term success by expanding our technical capabilities, opening new revenue streams, and fortifying our financial position. Today, we stand stronger than ever— financially secure, debt-free, and ready to take the next leap.”

Highlights

•Executed southernmost ever lunar landing on the South pole region of the Moon and accelerated payload operations for NASA’s PRIME-1 drill suite, Nokia’s Lunar Surface Communications System, Intuitive Machines’ Micro Nova Hopper, and several commercial payloads including a data center and a Japanese micro-rover (Q1 2025)
•Awarded additional contracts for NASA’s Near Space Network (“NSN”) for Direct-to-Earth (“DTE”) services to regions around the Moon and beyond the Moon
•Continued customer diversification through a contract to adapt our current technologies from our lunar delivery missions to create new capabilities, specifically an in-space orbital transfer vehicle “OTV” for a government customer (Q1 2025)
•Completed an upsized $125 million offering of Class A common stock and concurrent private placement with Boryung Corporation, a leading South Korean pharmaceutical company and strategic investor and partner for critical infrastructure opportunities in space
•Reported record backlog of $328.3 million, a 22% increase year-over-year and the highest quarter-ending backlog in Company history
•Achieved $54.7 million of revenue in Q4, up 79% year-over-year; $228.0 million for the year, nearly three times 2023 revenue
•Continued drive towards profitability with positive gross margin in Q4 and full year, our second consecutive quarter of positive gross margin
•Ended 2024 with $207.6 million in cash; as of March 10th our cash balance was $385 million following the completion of the warrant redemption process, streamlining the Company’s capital structure while substantially reducing the overhang from derivative securities

Mr. Altemus continued, “Now, with a fortress-like balance sheet, we’re seeking the highest-return opportunities, whether that’s through internal innovation or strategic acquisitions. Our proven technologies and expertise are propelling us beyond NASA and cislunar space, expanding our reach into new markets and customers. This year is not just about growth—it’s about defining the future of our company and the industry itself.”

2025 Outlook

•Full-year 2025 revenue outlook of $250 - $300 million
•Positive run-rate Adjusted EBITDA by the end of 2025; positive Adjusted EBITDA in 2026

Conference Call Information

Intuitive Machines will host a conference call today, March 24, 2025, at 8:30 am Eastern Time to discuss these results. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Following the conference call, a webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share based compensation, change in fair value instruments, depreciation, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP; Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation; and Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle. A reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space technology, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines successfully soft-landed the Company’s Nova-C class lunar lander, on the Moon, returning the United States to the lunar surface for the first time since 1972. In 2025, Intuitive Machines returned to the lunar south pole with a second lander. The Company’s products and services are focused through three pillars of space commercialization: Delivery Services, Data Transmission Services, and Infrastructure as a Service. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our missions to the Moon, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts including LTV, NSNS and CP-22; our expectations regarding revenue for government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; our expectations on revenue generation. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this presentation: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other public filings and press releases other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov and the Investors section of our website at www.investors.intuitivemachines.com.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com

For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$207,607	$4,498
Restricted cash	2,042	62
Trade accounts receivable	44,759	16,881
Contract assets	34,592	7,126
Prepaid and other current assets	4,161	3,044
Total current assets	293,161	31,611
Property and equipment, net	23,364	18,349
Operating lease right-of-use assets	38,765	35,853
Finance lease right-of-use assets	114	95
Total assets	$355,404	$85,908
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$17,350	$16,771
Accounts payable - affiliated companies	2,750	5,786
Current maturities of long-term debt	—	8,000
Contract liabilities, current	65,184	41,371
Operating lease liabilities, current	2,021	4,833
Finance lease liabilities, current	37	25
Other current liabilities	11,489	4,747
Total current liabilities	98,831	81,533
Contract liabilities, non-current	14,334	—
Operating lease liabilities, non-current	35,259	30,550
Finance lease liabilities, non-current	63	67
Earn-out liabilities	134,156	14,032
Warrant liabilities	68,778	11,294
Other long-term liabilities	62	4
Total liabilities	351,483	137,480
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	5,990	28,201
Redeemable noncontrolling interests	1,005,965	181,662
SHAREHOLDERS’ DEFICIT
Class A common stock	10	2
Class B common stock	—	—
Class C common stock	6	7
Treasury Stock	(12,825)	(12,825)
Paid-in capital	—	—
Accumulated deficit	(996,453)	(248,619)
Total shareholders’ deficit attributable to the Company	(1,009,262)	(261,435)
Noncontrolling interests	1,228	—
Total shareholders’ deficit	(1,008,034)	(261,435)
Total liabilities, mezzanine equity and shareholders’ deficit	$355,404	$85,908

INTUITIVE MACHINES, INC.
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023[1]	2024[1]	2023[1]
Revenue	$54,662	$30,591	$228,000	$79,551
Operating expenses:
Cost of revenue (excluding depreciation)	46,228	27,356	190,369	101,044
Cost of revenue (excluding depreciation) - affiliated companies	7,755	2,949	34,862	2,949
Depreciation	540	432	1,859	1,376
Impairment of property and equipment	—	964	5,044	964
General and administrative expense (excluding depreciation)	13,536	6,381	53,262	34,337
Total operating expenses	68,059	38,082	285,396	140,670
Operating loss	(13,397)	(7,491)	(57,396)	(61,119)
Other income (expense), net:
Interest income (expense), net	149	(42)	180	(823)
Change in fair value of earn-out liabilities	(86,308)	5,186	(120,124)	66,252
Change in fair value of warrant liabilities	(41,010)	5,176	(77,651)	15,435
Change in fair value of SAFE Agreements	—	—	—	(2,353)
Loss on issuance of securities	(25,056)	—	(93,136)	(6,729)
Other income (expense), net	474	(104)	1,242	(483)
Total other income (expense), net	(151,751)	10,216	(289,489)	71,299
Income (loss) before income taxes	(165,148)	2,725	(346,885)	10,180
Income tax expense	13	252	(37)	(40)
Net income (loss)	(165,135)	2,977	(346,922)	10,140
Net loss attributable to Intuitive Machines, LLC prior to the Business Combination	—	—	—	(6,481)
Net income (loss) (post Business Combination)	(165,135)	2,977	(346,922)	16,621
Net loss attributable to redeemable noncontrolling interest	(17,003)	(5,450)	(67,004)	(45,141)
Net income attributable to noncontrolling interest	1,066	—	3,495	—
Net income (loss) attributable to the Company	(149,198)	8,427	(283,413)	61,762
Less: Preferred dividends	(145)	(686)	(896)	(2,343)
Net income (loss) attributable to Class A common shareholders	$(149,343)	$7,741	$(284,309)	$59,419

1 Reflects immaterial, non-cash corrections primarily related to historical estimated contract losses on certain lunar payload services contracts; see our December 31, 2024 Form 10-K for further information.

INTUITIVE MACHINES, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(346,922)	$10,140
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,859	1,376
Bad debt expense (recovery)	440	(836)
Impairment of property and equipment	5,044	964
Share-based compensation expense	8,798	4,273
Change in fair value of SAFE Agreements	—	2,353
Change in fair value of earn-out liabilities	120,124	(66,252)
Change in fair value of warrant liabilities	77,651	(15,435)
Loss on issuance of securities	93,136	6,729
Deferred income taxes	—	7
Other	58	43
Changes in operating assets and liabilities:
Trade accounts receivable, net	(28,319)	(14,743)
Contract assets	(28,102)	490
Prepaid expenses	(481)	(1,435)
Other assets, net	1,334	1,165
Accounts payable and accrued expenses	(1,228)	14,091
Accounts payable – affiliated companies	(3,036)	4,441
Contract liabilities – current and long-term	38,147	(9,841)
Other liabilities	3,910	17,191
Net cash used in operating activities	(57,587)	(45,279)
Cash flows from investing activities:
Purchase of property and equipment	(10,111)	(29,911)
Net cash used in investing activities	(10,111)	(29,911)
Cash flows from financing activities:
Proceeds from Business Combination	—	8,055
Proceeds from issuance of Series A Preferred Stock	—	26,000
Transaction costs	(9,370)	(9,371)
Proceeds from borrowings	10,000	—
Repayment of loans	(18,000)	(12,000)
Proceeds from issuance of securities	233,392	20,000
Member distributions	—	(7,952)
Stock option exercises	300	—
Forward purchase agreement termination	—	12,730
Warrants exercised	61,261	16,124
Contributions from (distributions to) noncontrolling interests	(2,267)	686
Payment of withholding taxes from share-based awards	(2,529)	(348)
Net cash provided by financing activities	272,787	53,924
Net increase (decrease) in cash, cash equivalents and restricted cash	205,089	(21,266)
Cash, cash equivalents and restricted cash at beginning of the period	4,560	25,826
Cash, cash equivalents and restricted cash at end of the period	209,649	4,560
Less: restricted cash	2,042	62
Cash and cash equivalents at end of the period	$207,607	$4,498

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$(165,135)	$2,977	$(346,922)	$10,140
Adjusted to exclude the following:
Income tax expense	(13)	(252)	37	40
Depreciation	540	432	1,859	1,376
Impairment on property and equipment	—	964	5,044	964
Interest (income) expense, net	(149)	42	(180)	823
Share-based compensation expense	1,618	1,525	8,798	4,273
Change in fair value of earn-out liabilities	86,308	(5,186)	120,124	(66,252)
Change in fair value of warrant liabilities	41,010	(5,176)	77,651	(15,435)
Change in fair value of SAFE Agreements	—	—	—	2,353
Loss on issuance of securities	25,056	—	93,136	6,729
Other (income) expense, net	(474)	104	(1,242)	483
Adjusted EBITDA	$(11,239)	$(4,570)	$(41,695)	$(54,506)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Year Ended December 31,
(in thousands)	2024	2023
Net cash used in operating activities	(57,587)	(45,279)
Purchases of property and equipment	(10,111)	(29,911)
Free cash flow	(67,698)	(75,190)

Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	December 31, 2024	December 31, 2023
Backlog	$328,345	$268,566

Backlog increased by $59.8 million as of December 31, 2024 compared to December 31, 2023, due to $303.7 million in new awards primarily associated with the IM-4 CLPS, NSN, and LTV contracts awarded from NASA, and task order modifications to the existing IM-2 CLPS, IM-3 CLPS and OMES III contracts. These increases are partially offset by continued performance on existing contracts of $228.0 million and decreases related to contract value adjustments of $15.9 million mostly related to various fixed price contracts.